Exhibit 10.8

INTELLECTUAL PROPERTY AGREEMENT

between

_____________________________________

and

IDEARC INC.

___________________

            , 2006

INTELLECTUAL PROPERTY AGREEMENT

This Intellectual Property Agreement (the “Intellectual Property Agreement”), is entered into as of             , 2006, is between Verizon                     , a              corporation (“Licensor”), and Idearc Inc., a Delaware corporation (“Spinco” or “Licensee”) (Licensor and Licensee being hereinafter referred to individually as a “Party” and collectively as the “Parties”).

WHEREAS, Verizon Communications Inc. (“Parent”) and Spinco have entered into the Distribution Agreement, dated as of [            ] (the “Distribution Agreement”), pursuant to which (i) Parent shall separate the Spinco Assets (as defined in the Distribution Agreement) from the Verizon Assets (as defined in the Distribution Agreement), (ii) in exchange for the contribution to Spinco, directly or indirectly, of the Spinco Assets, Spinco shall issue to Parent the Spinco Common Stock (as defined in the Distribution Agreement) and distribute to Parent the Spinco Exchange Debt (as defined in the Distribution Agreement) and cash and (iii) Parent shall distribute all of the issued and outstanding shares of Spinco Common Stock to Parent’s stockholders;

Whereas, the Licensor or its U.S. Affiliates (other than Spinco or its Subsidiaries) are the owners of certain Licensed Intellectual Property (as hereinafter defined);

Whereas, the Spinco and its Subsidiaries are the owner of certain Spinco Intellectual Property (hereinafter defined); and

Whereas, Licensor is willing to convey or cause its U.S. Affiliates to convey to Spinco and its Subsidiaries (i) a nonexclusive limited license to Licensed Intellectual Property (as hereinafter defined), (ii) all right, title and interest of Licensor and its U.S. Affiliates, if any, in and to Designated Spinco Statutory Intellectual Property (as hereinafter defined), and (iii) an undivided joint ownership interest to the Spinco Non-Statutory Intellectual Property, Business Proprietary Software and Proprietary Business Information.

Whereas, Licensee is willing to convey or cause its Subsidiaries to convey to Licensor and its Affiliates (i) a nonexclusive limited license to Designated Spinco Statutory Intellectual Property, (ii) all right, title and interest of Licensee and its Subsidiaries, if any, in and to Customer Listing Data, and (iv) an undivided joint ownership interest to the Spinco Non-Statutory Intellectual Property, Business Proprietary Software and Proprietary Business Information.

Now, therefore, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I- Definitions

1.1 Definitions.

Capitalized terms used but not defined herein have the meanings assigned to them in the Distribution Agreement (as defined below). Other capitalized terms, as used herein, have the meanings set forth below or in the body of this Intellectual Property Agreement.

(a) “Affiliate” means any Person who, directly or indirectly, controls, is controlled by or is under common control with the relevant Party.

(b) “Branding Agreement” means a certain Branding Agreement dated as of the Effective Date between Verizon Licensing Company and Licensee.

(c) “Business” means the business of publishing and providing directory products and services, consisting principally of searchable (e.g., by alphabet letter or category) multiple wireline telephone listings and classified advertisements primarily of Persons located in the United States that are targeted primarily at and distributed primarily to end users located in the United States in tangible media (e.g., paper directories), electronic media (e.g., Internet) and digital media (e.g., PDA download) and soliciting and entering into agreements with advertisers to place advertising in the foregoing directory products; provided, however, the foregoing shall not include directory products and services comprised primarily or substantially of wireless telephone listings.

(d) “Business Non-Statutory Intellectual Property” means the Non-Statutory Intellectual Property, excluding Proprietary Business Information, Customer Listing Data, Verizon Proprietary Software, and Spinco Non-Statutory Intellectual Property, which is used in the Business as of the Effective Time and is owned by Licensor or its U.S. Affiliates (other than Spinco or its Subsidiaries) as of the Effective Time.

(e) “Business Proprietary Software” means the proprietary software (excluding any Third Party Intellectual Property), in the form and content it exists as of the Effective Time, in object and source code form, listed on Schedule B to this Intellectual Property Agreement, to the extent it is used in the Business as of the Effective Time.

(f) “Business Statutory Intellectual Property” means the Statutory Intellectual Property, excluding Trademarks, Verizon Proprietary Software and Verizon Licensed Proprietary Software, which is used in the Business as of the Effective Time and is owned by Licensor or its U.S. Affiliates (other than Spinco or its Subsidiaries) as of the Effective Time.

(g) “Customer Listing Data” means the listings of customers of Licensor or its Affiliates which are licensed to Licensee pursuant to the Listings License Agreement, and all Intellectual Property therein or based thereon.

(h) “Effective Time” means immediately after the Distribution (as defined in the Distribution Agreement).

(i) “Designated Spinco Statutory Intellectual Property” means all Statutory Intellectual Property listed on Schedule A to this Intellectual Property Agreement.

(j) “Intellectual Property” means all Statutory Intellectual Property and Non-Statutory Intellectual Property.

(k) “Intellectual Property Agreement” is defined in the introductory paragraph hereto.

(l) “Licensed Field of Use” means the Business as conducted as of the Effective Time, as reflected in the types of products and services offered by Spinco and its Subsidiaries in the conduct of the Business as of the Effective Time.

(m) “Licensed Intellectual Property” means (i) Business Non-Statutory Intellectual Property and (ii) Business Statutory Intellectual Property, each that exists as of the Effective Time. For the avoidance of confusion, Licensed Intellectual Property shall not include any:

(1) patents or patent applications claiming a filing date on or after the Effective Time;

(2) copyrights in copyrightable subject matter having a creation date on or after the Effective Time;

(3) applications for domain name registrations claiming a filing date on or after the Effective Time (other than renewals of domain name registrations included in Designated Spinco Statutory Intellectual Property);

(4) Trademarks;

(5) Intellectual Property developed or acquired by Licensor or any of its Affiliates on or after the Effective Time;

(6) Business Proprietary Software, Verizon Proprietary Software and any software used by Licensor or its Affiliates in the provision of Transition Services pursuant to the Transition Services Agreement;

(7) Customer Listing Data;

(8) Third Party Intellectual Property; and

(9) Intellectual property (other than (i) Business Non-Statutory Intellectual Property and (ii) Business Statutory Intellectual Property, each that exists as of the Effective Date) other Intellectual Property owned by or licensed to Licensor or any Affiliate of Licensor at any time.

At no time shall Spinco or its Subsidiaries have an ownership interest in Licensed Intellectual Property, but such Licensed Intellectual Property shall be licensed to Spinco and its Subsidiaries pursuant to this Intellectual Property Agreement.

(n) “Listings License Agreement” means the Listings License Agreement, dated as of the date hereof, between the Verizon telephone operating companies listed in Exhibit 1 thereto and Publisher.

(o) “Non-Statutory Intellectual Property” means all unpatented inventions (whether or not patentable), trade secrets, know-how and proprietary information, including but not limited to (in whatever form or medium), discoveries, ideas, compositions, formulas, computer programs (including source and object codes), computer software documentation, database, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, and pricing and cost information, correspondence and notes, and any rights or licenses in the foregoing which may be granted without the payment of compensation or other consideration to any Person; provided, however, that, notwithstanding anything to the contrary, the definition of “Non-Statutory Intellectual Property” shall not include any Statutory Intellectual Property.

(p) “Person” means any individual, corporation, partnership, joint venture, trust, business association or other entity.

(q) “Proprietary Business Information” means any and all non-technical, non-public information included in the Non-Statutory Intellectual Property, excluding Customer Listing Data, which is owned by Licensor, its U.S. Affiliates, Licensee or its Subsidiaries as of the Effective Date and is used in the Business as of the Effective Date.

(r) “Publishing Agreement” is defined in the Branding Agreement.

(s) “Spinco” is defined in the Preamble of this Intellectual Property Agreement.

(t) “Spinco Intellectual Property” means all Designated Spinco Statutory Intellectual Property and Spinco Non-Statutory Intellectual property.

(u) “Spinco Non-Statutory Intellectual Property” means all Non-Statutory Intellectual Property which is owned by Licensor, its U.S. Affiliates, Licensee or its Subsidiaries as of the Effective Date and is used in the Business as of the Effective Date, but excluding Proprietary Business Information.

(v) “Statutory Intellectual Property” means all (i) United States and foreign patents and patent applications of any kind, (ii) United States and foreign works of authorship, mask-works, copyrights, and copyright and mask work registrations and applications for registration, and (iii) Trademarks.

(w) “Subsidiaries” is defined in the Branding Agreement.

(x) “Third Party Intellectual Property” mean any Intellectual Property owned by other than Licensor, its U.S. Affiliates, Licensee or its Subsidiaries.

(y) “Trademarks” means trademarks, tradenames, applications for trademark registration, service marks, applications for service mark registration, domain names, registrations and applications for registrations pertaining thereto, and all goodwill associated therewith.

(z) “U.S. Affiliate” means any subsidiary of Licensor that is incorporated in and operates solely in the United States, but specifically excluding Cellco Partnership d/b/a Verizon Wireless, Telecomunicaciones de Puerto Rico, Inc., Verizon Airfone Inc. and any subsidiaries of the foregoing.

(aa) “Verizon Licensed Software” means that portion of Verizon Proprietary Software, but excluding any Third Party Intellectual Property, if any, that is licensed to Licensee pursuant to the Verizon Proprietary Software License Agreement.

(bb) “Verizon Proprietary Software” means any proprietary software owned, in whole or in part, by Licensor or its Affiliates (other than Spinco or its Subsidiaries), but excluding any Third Party Intellectual Property, if any, and Business Proprietary Software.

ARTICLE II- Grant of Licenses and Rights

2.1 Subject to previously granted rights and licenses, if any, as of the Effective Time, Spinco and its Subsidiaries hereby:

(a) irrevocably assign, grant and convey to Licensor and its Affiliates (other than Licensee and its Subsidiaries) an undivided joint ownership interest in and to the right, title and interest of Licensee and its Subsidiaries to the Business Proprietary Software, Spinco Non-Statutory Intellectual Property and Proprietary Business Information; provided, however, the joint ownership interest in Business Proprietary Software is subject to the restrictions set forth in Section 2.3 hereof. The joint ownership interest of Spinco and its Subsidiaries on the one hand, and Licensor and its Affiliates on the other hand, includes, but is not limited to, the unrestricted right to use, reproduce, copy, modify, improve, create derivative works, enhance, transfer, assign, otherwise convey and to exercise any and all rights relating to such Business Proprietary Software, Spinco Non-Statutory Intellectual Property and Proprietary Business Information without the obligation to account to the other therefor, except and to the extent set forth in Article V;

(b) grant to Licensor and its Affiliates a royalty-free, fully paid-up, irrevocable, nonexclusive license under Designated Spinco Statutory Intellectual Property (excluding any Trademarks and any copyrights in advertising copy included therein) to make, have made, use, have used, sell, have sold, products and services, without in any way accounting to Spinco or its Subsidiaries; and

(c) irrevocably assigns, grants and conveys to Licensor and its Affiliates (other than Licensee and its Subsidiaries) all right, title and interest, if any, of Licensee and its Subsidiaries in and to Customer Listing Data.

2.2 Licensor, on behalf of itself and its U.S. Affiliates, hereby grants, as of the Effective Date, the following rights and licenses:

(a) Subject to previously granted rights and licenses, if any, Licensor hereby grants to Spinco and its Subsidiaries a personal, royalty-free, fully paid-up, irrevocable (except and to the extent set forth in Article 6, below), nonexclusive and nontransferable (except as permitted pursuant to Section 7.1 below) license, subject to the provisions of Section 5.1 of this Intellectual Property Agreement, to use the Licensed Intellectual Property solely in the provision of goods and services in respect of the business of the Spinco and its Subsidiaries solely in the United States and solely in the Licensed Field of Use and in the practice of any methods associated with the provision of such goods and services in the Licensed Field of Use. The foregoing license granted to Spinco and its Subsidiaries includes, but is not limited to, the right to reproduce, copy, modify, improve and enhance such Licensed Intellectual Property, but does not include the right: (w) to use the Licensed Intellectual Property outside of the United States (except in support of the business of the Spinco and its Subsidiaries in the Licensed Field of Use, provided such support outside of the United States may not be provided by any Person that provides facilities-based voice or data telecommunications services in the United States), (x) to disclose the non-public Licensed Intellectual Property to any Person (other than to contractors of Spinco or its Subsidiaries in support of such business in the United States in the Licensed Field of Use or to contractors outside of the United States in support of the business in the United States in the Licensed Field of Use (except such disclosure to contractors outside of the United States may not be made to any Person that provides facilities-based voice or data telecommunications services in the United States)), (y) to grant sublicenses to any Person (other than to contractors of Spinco or its Subsidiaries in support of such business in the United States in the Licensed Field of Use (provided that such sublicense may not be granted to any Person outside of the United States that provides facilities-based voice or data telecommunications services in the United States)) or (z) to assign such license other than to permitted successors and assigns of Spinco or its Subsidiaries in the Business, but only in the United States and in the Licensed Field of Use. The foregoing license to Spinco and its Subsidiaries shall not extend to: (i) any modifications, improvements, enhancements, additions or derivations of the Business after the Effective Date that are outside of the Licensed Field of Use, or (ii) other geographic territories outside of the United States (except to the extent expressly permitted in support of the business of the Spinco and its Subsidiaries in the Licensed Field of Use).

(b) Subject to previously granted rights and licenses, if any, Licensor hereby irrevocably assigns, grants and conveys to Spinco and its Subsidiaries an undivided joint ownership interest in and to the right, title and interest of Licensor and U.S. Affiliates to the Business Proprietary Software, Spinco Non-Statutory Intellectual Property and Proprietary Business Information; provided, however, the joint ownership interest in Business Proprietary Software is subject to the restrictions set forth in Section 2.4 hereof. The joint ownership interest of Spinco and its Subsidiaries on the one hand, and Licensor and its U.S. Affiliates on the other hand, includes, but is not limited to, the unrestricted right to use, reproduce, copy, modify, improve, create derivative works, enhance, transfer, assign, otherwise convey and to exercise any and all rights relating to such Proprietary Business Information without the obligation to account to the other therefor, except and to the extent set forth in Article 5.

(c) Subject to previously granted rights and licenses, if any, Licensor hereby irrevocably assigns, grants and conveys to Spinco and its Subsidiaries all right, title and interest of Licensor and its U.S. Affiliates, if any, in and to the Designated Spinco Statutory Intellectual Property.

(d) From time to time after the date of this Intellectual Property Agreement, as and when requested by a party hereto, the other party will execute and deliver, or cause to be executed and delivered, any documents hereto as may be reasonably necessary or appropriate to effectuate the intent of this Intellectual Property Agreement.

2.3 For a period of three (3) years from the date on which the Effective Time occurs, Licensor and its Affiliates (other than Spinco and its Subsidiaries) shall have no right to grant any licenses to any Person (other than an Affiliate of Licensor) who competes directly with the Business to use substantially all of any item of software listed on Schedule B and included in Business Proprietary Software.

2.4 For a period of three (3) years from the date on which the Effective Time occurs, Spinco and its Subsidiaries shall have no right to grant any licenses to any Person (other than a Subsidiary of Spinco) who competes directly with the business of Licensor or any of its Affiliates (other than Spinco and its Subsidiaries) to use substantially all of any item of software listed on Schedule B and included in Business Proprietary Software.

ARTICLE III - Taxes

3.1 The provisions of the Tax Sharing Agreement, dated as of             , between Verizon and Spinco shall be applicable and shall govern the responsibility of the Parties for all Taxes (as defined in such agreement) imposed by any Governmental Authority (as defined in such agreement) with respect to the transactions contemplated by or taken in connection with this Agreement.

ARTICLE IV - Disclaimer, Limited Warranty, Limitation of Liability and Indemnification

4.1 Without limiting any of the representations and warranties provided in the Agreement, nothing contained in this Intellectual Property Agreement shall be construed as:

(a) requiring the securing or maintaining in force by Licensor or Licensee of any Intellectual Property, including Proprietary Business Information, Licensed Intellectual Property or Spinco Intellectual Property;

(b) a warranty or representation by Licensor or its Affiliates or by Licensee or its Subsidiaries as to the validity or scope of any Intellectual Property, including Proprietary Business Information, Licensed Intellectual Property, or Spinco Intellectual Property;

(c) a warranty or representation by Licensor or its Affiliates that any provisioning of goods and services by the Spinco or its Subsidiaries or the use of Proprietary Business Information, Licensed Intellectual Property, Business Proprietary Software, or Spinco Intellectual Property, in whole or in part, will be free from infringement of any Intellectual Property, other than the Licensed Intellectual Property, but only to the extent to which licenses or rights are granted to Spinco and its Subsidiaries pursuant to this Intellectual Property Agreement;

(d) an agreement by Licensor or its Affiliates or by Licensee or its Subsidiaries to bring or prosecute actions or suits against third parties for infringement of any Intellectual Property, including Proprietary Business Information, Licensed Intellectual Property, Business Proprietary Software, or Spinco Intellectual Property;

(e) conferring any right to Spinco or its Subsidiaries to use, in advertising, publicity or otherwise, any Trademarks (except the Trademarks included in Designated Spinco Statutory Intellectual Property);

(f) conferring by implication, estoppel or otherwise any license or other right upon Spinco or its Subsidiaries under any other Intellectual Property; or

(g) an obligation upon Licensor or its Affiliates to make any determination as to the applicability of any Intellectual Property to any product or service.

4.2 Licensor and Licensee each warrants that it has the right to grant the licenses and rights granted herein and to enter into this Intellectual Property Agreement.

4.3 EXCEPT FOR THE EXPRESS WARRANTIES OF SECTION 4.2 OF THIS INTELLECTUAL PROPERTY AGREEMENT, THERE ARE NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE (EVEN IF A PARTY HAS BEEN MADE AWARE OF SUCH PURPOSE) AND ANY WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY.

4.4 EXCEPT FOR BREACHES OF SECTIONS 2.2 OR 5.1, IN NO EVENT SHALL THE LICENSOR OR ITS AFFILIATES ON THE ONE HAND, OR SPINCO OR ITS SUBSIDIARIES ON THE OTHER HAND, BE LIABLE TO THE OTHER FOR ANY INDIRECT DAMAGES, INCLUDING ANY LOST PROFITS, OR OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS INTELLECTUAL PROPERTY AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE PROPRIETARY BUSINESS INFORMATION, THE SPINCO INTELLECTUAL PROPERTY AND THE LICENSED INTELLECTUAL PROPERTY OR ANY PORTION OF THE FOREGOING.

ARTICLE V - Confidentiality

5.1 Spinco and its Subsidiaries agree: (a) to maintain the confidential nature, if any, of, and not disclose to any third party (other than Spinco and its Subsidiaries and their contractors who are bound by obligations of confidentiality) any non-public Licensed Intellectual Property and Customer Listing Data, and (b) to treat non-public Licensed Intellectual Property, Customer Listing Data, Business Proprietary Software, Spinco Non-Statutory Intellectual Property and Proprietary Business Information in the same manner (but in no event using less than a reasonable degree of care) as Spinco and its Subsidiaries treat other similarly sensitive proprietary information owned by Spinco or its Subsidiaries.

5.2 Licensor and its U.S. Affiliates agree to treat non-public Designated Spinco Statutory Intellectual Property, Proprietary Business Information, Spinco Non-Statutory Intellectual Property and Business Proprietary Software in the same manner (but in no event using less than a reasonable degree of care) as Licensor and its U.S. Affiliates treat other similarly sensitive proprietary information owned by Licensor or its U.S. Affiliates.

5.3 The Licensed Intellectual Property and the Customer Listing Data shall remain the sole and exclusive property of Licensor or its U.S. Affiliates (other than Spinco and its Subsidiaries), subject to the limited rights and licenses expressly granted to Spinco and its Subsidiaries pursuant to this Intellectual Property Agreement and, in the instance of Customer Listing Data, the Publishing Agreement.

ARTICLE VI - Termination/Cancellation

6.1 The term of this Intellectual Property Agreement shall commence at the Effective Time, and shall continue at all times thereafter, unless terminated/cancelled earlier by either Party as provided in this Article VI.

6.2 No waiver of any breach of, or default under, this Intellectual Property Agreement shall constitute a waiver of any other breach of, or default under, this Intellectual Property Agreement, and no waiver shall be effective unless made in writing and signed by an authorized representative of the Party waiving the breach or default.

6.3 If Spinco or any of its Subsidiaries voluntarily files for bankruptcy or makes an assignment for the benefit of its creditors, or an involuntary assignment or bankruptcy petition is made or filed against Spinco or any of its Subsidiaries, Licensor may immediately terminate this Intellectual Property Agreement and the licenses granted to Spinco and/or such Subsidiaries herein.

6.4 In the event of any material breach of any provision of this Intellectual Property Agreement related to Licensed Intellectual Property by Spinco or any of its Subsidiaries which is not cured within thirty (30) days of written notice by Licensor, Licensor shall have the right to terminate/cancel the rights and licenses granted to Spinco and its Subsidiaries under Licensed Intellectual Property. The foregoing shall be in addition to any other rights and remedies available to Licensor.

ARTICLE VII - General Provisions

7.1 Notwithstanding anything to the contrary, Spinco or its Subsidiaries may, upon prior notice to Licensor: (i) assign, without the consent of Licensor, any of the rights and obligations hereunder to any Affiliate of Spinco or Subsidiary that is actually conducting the Business of the Spinco or its Subsidiaries in the Licensed Field of Use, provided that such Affiliate or Subsidiary agrees in writing to be bound by the terms and conditions of this Intellectual Property Agreement, or (ii) assign, without the consent of Licensor, any of their rights and obligations hereunder to a third party in connection with a sale of all or substantially all of the Business of Spinco or its Subsidiaries in the Licensed Field of Use (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise), provided that such third party agrees in writing to be bound by the terms and conditions of this Intellectual Property Agreement. The foregoing shall not apply to Designated Spinco Statutory Intellectual Property, Spinco Non-Statutory Intellectual Property, Business Proprietary Software (except as otherwise provided in Section 2.4) or Proprietary Business Information which may be assigned and conveyed to any third party by Spinco or its Subsidiaries without restriction.

7.2 Except and to the extent expressly provided herein, the provisions of Article VIII (Miscellaneous) of the Distribution Agreement shall apply to this Intellectual Property Agreement and such provisions are expressly incorporated herein; provided, however, in the event of conflict between the provisions of this Intellectual Property Agreement and the Distribution Agreement, the provisions of this Intellectual Property Agreement shall take precedence.

IN WITNESS WHEREOF, each of the Parties has caused this Intellectual Property Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

By:
Name:
Title:
Date:

Idearc Inc.

By:
Name:
Title:
Date: